UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WhiteGlove Health, Inc.

(formerly known as WhiteGlove House Call Health, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	20-8913858
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5300 Bee Cave Road Building I, Suite 100 Austin, Texas 78746 (Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, $0.0001 par value	NYSE Amex Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities act registration statement file number to which this form relates: 333-173827

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The security to be registered hereby is the common stock, par value $0.0001 per share (the “Common Stock”) of WhiteGlove Health, Inc. (the “Registrant”). The description of the Common Stock contained in the section titled “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form S-1, as amended (File No. 333-173827) and initially filed with the Securities and Exchange Commission on May 2, 2011, is incorporated herein by reference and shall be deemed a part hereof. Any form of prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Amex Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 3, 2011

WHITEGLOVE HEALTH, INC.

By:	/s/ Robert A. Fabbio
Robert A. Fabbio President & Chief Executive Officer